                                                                  Exhibit (g)(2)

                            GLOBAL CUSTODY ADDENDUM
                             TO CUSTODY AGREEMENT


          This GLOBAL CUSTODY ADDENDUM ("Addendum") dated as of June 1, 2000 by and between M.S.D. & T. FUNDS, INC., a Maryland corporation (the "Fund"), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio (the "Custodian"), is made as an addendum to the Custody Agreement dated as of May 28, 1993 (the "Custody Agreement") between the Fund and the Custodian;

          WHEREAS, the Custodian has been appointed by the Fund as the custodian of the assets of certain series or portfolios of the Fund as identified in the Custody Agreement, and the Fund desires to establish one or more custody accounts through the Custodian for those assets of such series or portfolios of the Fund to be held outside the United States;

          NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

          1. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Custody Agreement. In particular, the term "Fund" hereinafter shall be deemed to refer to each separate series or portfolio of the Fund unless the context otherwise requires.

          2.   Appointment of the Custodian as Global Custodian. The Custodian
               ------------------------------------------------
is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (the "Account") in such name or names as the Fund may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as "Cash") and all Securities as may be agreed upon by the Custodian and the Fund which shall from time to time be delivered to or received by it or any Sub-custodian in the United States or in a country approved by the Fund for deposit in or otherwise held in the Account (Cash and Securities are collectively referred to herein as "Assets"). The Custodian assumes no obligation to review the Assets in the Account or to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties.

          3.   Maintenance of Assets Outside the United States. The Custodian is
               -----------------------------------------------
hereby authorized and directed to hold the Assets in the countries with the Sub-custodians set forth on Schedule A annexed hereto (the "Foreign Sub-custodians"). Schedule A may be amended from time to time by the Custodian in order to delete, add or change Sub-custodians without the Fund's approval provided that the Custodian shall notify the Fund (either orally or in writing) of any such amendment. Schedule A may also be amended from time to time upon agreement of the Custodian and the Fund in order to delete or add any country.

          4.   Foreign Sub-Custodians.  Except as may otherwise be agreed upon
               ----------------------
in writing, Assets of the Fund shall at all times be maintained in the custody of an "Eligible Foreign Custodian" as defined in or exempt under the 1940 Act. With respect to holding Assets with an Eligible Foreign Custodian, it is expressly understood and agreed that:

               (i) The Custodian will endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

               (ii) Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

               (iii) Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such Foreign Sub-custodians participate;

               (iv) Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with Eligible Foreign Custodians will be held in a commingled account in the name of the Custodian or its designee sub-custodian as custodian or trustee for its customers;

               (v) Settlement of and payment for Securities received for, and delivered from, the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

               (vi) The Fund is solely responsible for the payment of and the reclamation, where applicable, of taxes. The Custodian will, however, cooperate with the Fund in connection with the Fund's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Fund.

          5.   Powers of the Custodian.
               -----------------------

               (a)   General Powers. Subject to and in accordance with Proper
                     --------------
Instructions, the Custodian, as the Fund's agent, and for the account and risk of the Fund, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

                     (i)  receive and deliver Assets;

                     (ii) receive all payments of principal, interest, dividends and other income and distributions payable with respect to Assets;

                     (iii) exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that the Custodian shall not be liable for failure to so exchange or surrender any security or take other action (A) if notice of such exchange or call for redemption or other action was not actually received by the Custodian from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which the Custodian subscribes or from the Fund or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by the Fund);

                     (iv) hold Assets (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping services, (C) with an issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve or the Custodian, or (E) with the prior approval of the Fund, at any other location;

                     (v) register and/or hold Assets in the name of any nominee of the Custodian or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities may be deposited (and the Fund hereby indemnifies and holds harmless any such nominee against any liability as a holder of record);

                     (vi)   hold any Securities in bearer form;

                     (vii) in connection with the receipt of Assets, accept documents in lieu of such Assets as long as such documents contain the agreement of the issuer thereof to hold such Assets subject to the Custodian's sole order;

                     (viii) make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

                    (ix) employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to the Fund or the Custodian) or other advisers, and the Custodian shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

                    (x) make any payments incidental to or in connection with this paragraph 5(a); and

                    (xi) exercise all other rights and powers and take any action it deems necessary in carrying out the purposes of the Custody Agreement and this Addendum.

               (b)  Discretionary Corporate Action.  Whenever Securities confer
                    ------------------------------
optional rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for instructing the Custodian to act. In order for the Custodian to act, it must receive the Fund's instructions at the Custodian's offices, addressed as the Custodian may from time to time request, by no later than noon (Eastern Time) at least two (2) business days prior to the
                                     ---------------------------------------
last scheduled date to act with respect to such Securities (or such earlier date or time as the Custodian may notify the Fund). Absent the Custodian's timely receipt of such instructions, the Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

               (c)  Voting.  With respect to all Securities, however registered,
                    ------
the voting rights are to be exercised by the Fund or its designee. With respect to Securities issued in the United States, the Custodian's only duty shall be to mail to the Fund any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside the United States, at the request of the Fund, the Custodian will provide the Fund with access to a provider of global proxy services (the cost of which will be paid by the Fund). If the Fund determines not to utilize the services of such global proxy services provider, the Custodian will endeavor to provide the Fund with proxy material actually received by the Custodian from Foreign Sub-custodians, but otherwise shall have no obligations with respect to voting.

               (d)  Foreign Exchange Transactions. The Custodian, as principal,
                    -----------------------------
is authorized to enter into spot or forward foreign exchange contracts with the Fund and may provide such foreign exchange services to the Fund through its subsidiaries or affiliates or through Foreign Sub-custodians. Instructions, including standing instructions, may be issued with respect to such contracts, but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. In all cases where the Custodian, its subsidiaries or affiliates or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither the Custodian nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of the Fund.

          6.   Agreements with Foreign Sub-Custodians.  Each agreement with a
               --------------------------------------
Foreign Sub-custodian shall provide that: (a) the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Sub-custodian or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained separately identifying the Assets of the Fund; (d) officers of or auditors employed by, or other representatives of, the Fund and any Sub-custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the Foreign Sub-custodian relating to its actions under its agreement with the Custodian or its Sub-custodian; and (e) assets of the Fund held by the Foreign Sub-custodian will be subject only to the instructions of the Custodian, its Sub-custodian or its agents.

          7.   Transactions in Foreign Custody Account.
               ---------------------------------------

               (a)  Except as otherwise provided in Paragraph (b) of this
Section 7, the provisions of Section 3 of the Custody Agreement shall apply equally to the Securities of the Fund held outside the United States by Foreign Sub-custodians.

               (b) Notwithstanding any provision of this Addendum to the contrary, settlement and payment for Securities received for the account of the Fund and delivery of Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

               (c) Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 5 of this Addendum, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

          8.   Liability of Foreign Sub-Custodians.  Each agreement pursuant to
               -----------------------------------
which the Custodian or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall to the extent applicable require the institution to exercise the customary standard of care in the performance of its duties and to indemnify, and hold harmless, the Custodian and any Sub-custodian for the benefit of the Fund for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian and any Sub-custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

          9.   Tax Law.  The Custodian shall have no responsibility or liability
               -------
for any obligations now or hereafter imposed on the Fund or any Sub-custodian by the tax law of the

United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or any Sub-custodian by the tax law of jurisdictions other than those mentioned in the preceding sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with respect to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund.

          10.  Compensation.  In consideration of the services to be rendered
               ------------
pursuant to this Addendum, the Custodian shall be entitled to compensation as agreed upon from time to time by the Fund and the Custodian.

          11.  Limitation of Liability; Indemnification.
               ----------------------------------------

               (a) The Custodian shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence, bad faith or willful misconduct on its part. With respect to Losses incurred by the Fund as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall be liable for such Losses to the same extent as set forth with regard to sub-custodians generally in the Custody Agreement and shall take appropriate action to recover such Losses from such Foreign Sub-custodian. In no event shall the Custodian or any Sub-custodian be liable for (i) acting in accordance with Proper Instructions from the Fund or any agent of the Fund, (ii) special or consequential damages, (iii) holding Assets in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency controls or restrictions, devaluations or fluctuations; or market conditions which prevent the orderly execution of securities transactions or affect the value of Assets, or (iv) any Losses due to forces beyond the reasonable control of the Custodian or any Sub-custodian, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

               (b) The Fund shall indemnify the Custodian and hold it harmless against any and all claims, losses, liabilities, damages or expenses (including reasonable attorneys' fees and expenses) (collectively referred to herein as "Losses") however arising from or in connection with this Addendum or the performance of its duties hereunder, provided, however, that (i) the Custodian shall not be indemnified and held harmless against any Losses arising from the Custodian's negligence, bad faith or willful misconduct, and (ii) nothing contained herein shall limit or in any way impair the right of the Custodian to indemnification under any other provision of this Addendum.

               (c) The Fund understands that when a Sub-custodian is instructed to deliver Assets against payment, it may deliver such Assets prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit the Fund's Account with anticipated proceeds of sale prior to actual receipt of final payment. The risk of non-receipt of payment shall be the Fund's and the Custodian or said Sub-custodian shall have no liability therefor.

               (d) All credits to the Account of the Fund of anticipated proceeds of sales and redemptions of Assets and of anticipated income from Assets shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received. In the event that the Custodian in its discretion advances funds to the Fund to facilitate the settlement of any transaction, or elects to permit the Fund to use funds credited to the Account in anticipation of final payment, or if the Fund otherwise becomes indebted to the Custodian (including indebtedness as a result of overdrafts in the Account), the Fund shall, immediately upon demand, reimburse the Custodian for such amounts plus any interest thereon.

               (e) The Custodian's duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing. Nothing contained in this Addendum shall cause the Custodian to be deemed a trustee or fiduciary for or on behalf of the Fund.

          12.  Reports; Statements of Account; Computer Services.
               -------------------------------------------------

               (a)  Written Reports. The Custodian shall provide the Fund on a
                    ---------------
periodic basis with statements of assets in the Account ("Statement of Assets") and statements of account showing all transactions in the Account ("Statement of Account"). Statement of Assets, Statement of Account and confirmations ("Confirmation") shall identify the Assets held, and transactions involving, each Sub-custodian or Foreign Sub-custodian.

               (b)  Examination of Reports.  The Fund shall examine promptly
                    ----------------------
each such Confirmation, Statement of Account and Statement of Assets. Unless the Fund files with the Custodian a written exception or objection within ninety
(90) days after the date of such Confirmation or the closing date of the period covered by such Statement of Assets or Statement of Account that reflects an error or omission, the Fund shall be conclusively deemed to have waived any such exception or objection thereon.

          13.  Notices, Instructions and Other Communications.  Unless otherwise
               ----------------------------------------------
specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company). All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule B annexed hereto, which address may be changed upon thirty (30) days' prior written notice to the other party. The Fund shall furnish, and shall cause the Fund's investment adviser to furnish, to the Custodian a certificate indicating those persons who are authorized to give the Custodian instructions hereunder and with specimen signatures of such person. The Custodian is authorized to comply with and rely upon any such notices, instructions or other communications reasonably believed by it to have been sent or given by an authorized person. The Custodian's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by the Custodian), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

          14.  Termination.  This Addendum shall be continuing and shall remain
               -----------
in full force and effect until terminated by the Custodian or the Fund upon the termination of the Custody Agreement.

          15.  Assignment.  Neither the Custodian nor the Fund shall assign this
               ----------
Addendum without first obtaining the written consent of the other party hereto.

          16.  Headings and Capital Terms.  The section and paragraph headings
               --------------------------
contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Addendum. All capitalized terms used in this Addendum but not defined shall have the meanings assigned to such terms in the Custody Agreement.

          17.  Entire Agreement; Amendment.  This Addendum shall constitute the
               ---------------------------
entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

          18.  Governing Law; Jurisdiction; Certain Waivers.
               --------------------------------------------

               (a) This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of Ohio.

               (b) The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

          19.  Rights and Remedies. The rights and remedies conferred upon the
               -------------------
parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

     IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written by the duly authorized offices of the Fund and the Custodian.


                                     M.S.D. & T. FUNDS, INC.

Attest:

/s/ W. Bruce McConnel                By:  /s/ Leslie B. Disharoon
-----------------------------             --------------------------------
Name:  W. Bruce McConnel                  Name:  Leslie B. Disharoon
Title: Secretary                          Title: President


                                     FIFTH THIRD BANK
Attest:

________________________             By:  /s/ David R. Lofland, Jr.
Name:                                     ---------------------------------
Title:                                    Name:  David R. Lofland, Jr.
                                          Title: Vice President

                                  SCHEDULE A

                               FIFTH THIRD BANK
                            GLOBAL CUSTODY ADDENDUM

                     COUNTRIES AND FOREIGN SUB-CUSTODIANS
                                      FOR

                            M.S.D. & T. FUNDS, INC.

                                 June 1, 2000



           COUNTRY                   SUB-CUSTODIAN
           -------                   -------------

          Argentina                  Banco Rio de la Plata
          Australia                  Commonwealth Bank of Australia
          Brazil                     BankBoston, N.A. - Sao Paulo
          Canada                     Royal Bank of Canada
          Chile                      BankBoston, N.A. - Santiago
          Denmark                    Den Danske Bank
          Germany                    Dresdner Bank AG
          Italy                      Banca Commerciale Italiana
          Japan                      The Fuji Bank, Limited
          Korea                      Standard Chartered Bank
          Mexico                     Banco Nacional de Mexico
          New Zealand                Australia and New Zealand
                                      Banking Group
          Norway                     Den norske Bank ASA
          Spain                      Banco Bilbao Vizcaya
          Sweden                     Skandinaviska Enskilda Banken
          United Kingdom             The Bank of New York
                                      London Branch

                                 SCHEDULE B
                                 ----------

                               FIFTH THIRD BANK

                            GLOBAL CUSTODY ADDENDUM

                                    NOTICES

                                 June 1, 2000


TO FIFTH THIRD BANK:

  Post Office Address:    Fifth Third Center
                          511 Walnut Street
                          Cincinnati, Ohio  45263
                          Attention:
              Telephone:
              Telex:
              Telecopy:


TO M.S.D. & T. FUNDS, INC.:

  Post Office Address:    Two Hopkins Plaza
                          Baltimore, Maryland 21201
                          Attention:  Mutual Fund Administration
              Telephone:  410-209-4529
              Telex:      N/A
              Telecopy:   410-209-4593